Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and effective as of [Date of Appointment] 2015 (this “Agreement”) and is between Accenture Holdings plc (the “Company”), Accenture LLP (the “Indemnitor”), an indirectly wholly-owned subsidiary of the Company, and [Name of Indemnitee] (the “Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors, secretary or in other capacities, including as employees, agents or other officers of the Company, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of or in connection with their services to and activities on behalf of the Company and its affiliates.

The Indemnitee is an employee of the Accenture group. Upon the cross-border merger of the Company and Accenture SCA, Accenture plc, the publically traded holding company of the Accenture Group, will be the Company’s indirect holding company.

The Company desires and has requested the Indemnitee to serve as a director, secretary or other officer, employee or agent of the Company and, in order to induce the Indemnitee to serve as a director, secretary or other officer, employee or agent of the Company, the Indemnitor is willing to grant the Indemnitee the indemnification provided for herein. The Indemnitee is willing to so serve on the basis that such indemnification be provided.

The parties to this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses as specified herein.

In consideration of the Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification.

Subject to the terms and conditions of this Agreement and to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “ DGCL”), the Indemnitee shall be indemnified out of the funds of the Indemnitor against all liabilities, losses, damages or expenses (including but not limited to liabilities resulting from or in connection with a settlement or under contract, tort, statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of or in connection with the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office as a director or secretary, or in other capacities, including as an employee, agent or other officer, in each case relating to or on behalf of the Company or its subsidiaries and affiliates.

Section 2. Advance Payment of Expenses. To the fullest extent permitted by the DGCL, expenses (including reasonable attorneys’ fees) incurred by the Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e) shall be paid by the Indemnitor in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Indemnitor of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled under this Agreement to be indemnified by the Indemnitor in respect thereof. No other form of undertaking shall be required of the Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by the Indemnitee which is excluded pursuant to Section 6.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Indemnitor hereunder, notify the Indemnitor in writing of the commencement thereof. The failure to promptly notify the Indemnitor of the commencement of the action, suit or proceeding, or of the Indemnitee’s request for indemnification, will not relieve the Indemnitor from any liability that it may have to the Indemnitee hereunder, except to the extent the Indemnitor is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Indemnitor a written request therefor including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to enable the Indemnitor to determine whether and to what extent the Indemnitee is entitled to indemnification.

(b) With respect to any action, suit or proceeding of which the Indemnitor is so notified as provided in this Agreement, the Indemnitor shall, subject to the last two sentences of this Section 3(b), be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Indemnitor, the Indemnitor will not be liable to the Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by the Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by the Indemnitee has been previously authorized in writing by the Indemnitor. Notwithstanding the foregoing, if the Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Indemnitor setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position with respect to a significant issue between (i) the Indemnitor or the Company and (ii) the Indemnitee, then the Indemnitor will not be entitled, without the written consent of the Indemnitee, to assume such defense. In addition, the Indemnitor will not be entitled, without the written consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitor or the Company.

(c) Subject to the terms and conditions of this Agreement and to the fullest extent permitted by the DGCL, the Indemnitor’s assumption of the defense of an action, suit or proceeding in accordance with Section 3(b) will constitute an irrevocable acknowledgement by the Indemnitor that any loss and liability suffered by the Indemnitee and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of the Indemnitee incurred in connection therewith are indemnifiable by the Indemnitor under Section 1.

(d) The determination whether to grant the Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Indemnitor’s receipt of a request for indemnification in accordance with Section 3(a). If the Indemnitor determines that the Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Indemnitor has acknowledged such entitlement, the Indemnitor will make payment to the Indemnitee of the indemnifiable amount within such 30 day period. If the Indemnitor is not deemed to have so acknowledged such entitlement or the Indemnitor’s determination of whether to grant the Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall nonetheless be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.

(e) In the event that (i) the Indemnitor determines in accordance with this Section 3 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the Indemnitor denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Indemnitor or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Indemnitee’s expenses (including reasonable attorneys’ fees) incurred in connection with successfully establishing the Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Indemnitor to the fullest extent permitted by the DGCL.

(f) The Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or this Section 3, as the case may be. The Indemnitor shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses under this Agreement unless the Indemnitor overcomes such presumption by clear and convincing evidence.

Section 4. Insurance and Subrogation.

(a) The rights to indemnification and advancement of expenses provided by this Agreement are in addition to any other rights to which the Indemnitee may be entitled. The Company, the Indemnitor or one or more of their affiliates may purchase and maintain a policy or policies of insurance, providing the Indemnitee with coverage for any liability asserted against, and incurred by, the Indemnitee or on the Indemnitee’s behalf in or arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office as a director, secretary or other officer, employee or agent, in each case relating to or on behalf of the Company or its subsidiaries and affiliates.

(b) In the event of any payment by the Indemnitor under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Indemnitor shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(c) The Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and any excise taxes or penalties under the United States Employee Retirement Income Security Act of 1974, as amended, or any similar law) if and to the extent that the Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(c) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Indemnitor shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by the Indemnitee, except with respect to any compulsory counterclaim, as defined under the Federal Rules of Civil Procedure, brought by the Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

(b) Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in such action, suit or proceeding in establishing the Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the DGCL), or unless and to the extent that the court, arbitrator or administrative body of competent jurisdiction in such action, suit or proceeding shall determine that, despite the Indemnitee’s failure to establish their right to indemnification, the Indemnitee is entitled to indemnification for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Indemnitor’s obligations with respect to the advancement of expenses to the Indemnitee in connection with any such action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 2.

(c) Fraud or wilful misconduct. To indemnify the Indemnitee on account of conduct by the Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court, arbitrator or administrative body of competent jurisdiction as to which there is no further right or opinion of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute wilful misconduct.

(d) Prohibited by law. To indemnify the Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court, arbitrator or administrate body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Certain Settlement Provisions. The Indemnitor shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Indemnitor’s prior written consent. The Indemnitor shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation or restriction on the Indemnitee or require the Indemnitee to admit liability or wrongdoing without the Indemnitee’s prior written consent. Neither the Indemnitor nor the Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court, arbitrator or administrative body of competent jurisdiction, then the Indemnitor shall nevertheless indemnify the Indemnitee if the Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Indemnitor or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a director, other officer, employee or agent of the Company, or while serving as a director, other officer, employee or agent of the Company is or was serving or has agreed to serve at the request of the Company as a director, other officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid, illegal or unenforceable in any applicable jurisdiction, the parties hereto agree, to the fullest extent permitted by applicable law, that (a) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby, (b) any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal, or unenforceable in any other jurisdiction and (c) they will negotiate an amendment to such provision in such manner that it becomes valid and enforceable without affecting the original intent of the parties or the economic purpose and effect thereof.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Indemnitor shall, to the fullest extent permitted by law, contribute to the payment of all of the Indemnitee’s loss and liability suffered and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c) or Section 6.

Section 11. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom such notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, upon receipt by the party to whom such notice or other communication shall have been directed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Indemnitor shall be directed to: Accenture LLP Attention: [Name and title], email: [email address], facsimile: [facsimile number], address: [address]. Notice to the Indemnitee shall be directed to: [Name], email: [email address], facsimile: [facsimile number].

Section 12. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Company’s memorandum of association or articles of association, other agreements or otherwise, and the Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No amendment or alteration of the Company’s memorandum of association or articles of association or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

Section 13. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director, secretary or other officer, employee or agent of the Company or in the employ of the Company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director, secretary, other officer, employee or agent of the Company.

Section 14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by the DGCL.

Section 15. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement. For the avoidance of doubt, the parties confirm that the foregoing does not limit any of the Indemnitee’s rights under the Company’s memorandum of association or articles of association.

Section 16. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto; provided that either party may modify the notice information related to such party provided in Section 11 by written notice to the other party hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Indemnitor without the Indemnitee’s prior written consent.

Section 17. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor to all or substantially all of the business or assets of the Indemnitor (whether by purchase, merger, consolidation or otherwise), by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitor would be required to perform if no such succession had taken place.

Section 18. Service of Process and Venue. The Company and the Indemnitor hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement may brought in the Chancery Court of the State of Delaware (the “Delaware Court”), (b) consent to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent the Company is not otherwise subject to service of process in the State of Delaware, irrevocably Corporate Creations Network Inc., 3411 Silverside Road #104 Rodney Building, Wilmington, DE 19810, as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any jurisdiction other than the State of Delaware govern indemnification by the Indemnitor of the Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 21. Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

ACCENTURE LLP

By:	Accenture Inc., the managing partner of Accenture LLP

By
Name:
Title:

ACCENTURE HOLDINGS PLC

By
Name:
Title:

[NAME OF INDEMNITEE]:

Name: